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                                                                   EXHIBIT 10.78


                            FIRST AMENDMENT OF LEASE
                            ------------------------

     This First Amendment of Lease ("Amendment") dated this 1st day of August 2001, by and between BANKERS INSURANCE COMPANY ("Landlord") and INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. ("Tenant")

                                R E C I T A L S
                                - - - - - - - -

A. Landlord and Tenant entered into a certain Lease Agreement dated January 1, 1997 and executed and effective as of January 1, 1998 (the "Lease"), which Lease is scheduled to expire on December 31, 2001, relating to the lease of 82,566 rentable square feet more or less ("Original Premises") in the building commonly known as the Bankers Financial Center, 360 Central Avenue, St. Petersburg, Florida 33701 ("Building").

B. Landlord and Tenant desire to modify the Lease to extend the Term, provide for a reduction in leased space and otherwise modify certain terms of the Lease as hereinafter set forth.

                              A G R E E M E N T S
                              - - - - - - - - - -

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. TERM. Paragraph 1.4 of the Lease is hereby deleted in its entirety and replaced with the following: The Lease shall be renewed and the Term extended for a period of twenty-nine (29) months beginning on August 1, 2001 (the "Extended Term"). All terms and conditions of the Lease in effect as of June 27, 2001 shall remain in effect during the Extended Term, except as hereinafter provided.

2. COMMENCEMENT DATE. Paragraph 1.5 of the Lease is hereby deleted in its entirety and replaced with the following: Commencement Date: August 1, 2001.

3. TERMINATION DATE. Paragraph 1.6 of the Lease is hereby deleted in its entirety and replaced with the following: Termination Date: December 31, 2003. The Tenant has the option to cancel this Lease prior to the Termination Date provided the Tenant gives the Landlord one hundred twenty
     (120) days prior written notice. In the event the Tenant cancels the Lease before the Termination Date, the Tenant agrees to pay to the Landlord a payment equal to the unamortized cost of carpeting and painting the 5th Floor.

4. BASE RENT. Paragraph 1.7 of the Lease is hereby deleted in its entirety and replaced with the following: Base Rent: $13.75 per square foot, $605,440.00 per annum, $50,453.33 per month plus applicable tax. In addition to the Base Rent, IMSG will pay an additional sum in the amount of $5,449.58 per month plus applicable tax for the use of the computer room and support areas. This specific monthly charge for computer room and support area usage will be recalculated on a quarterly basis beginning on November 1, 2001.

5. RENTABLE AREA OF DEMISED PREMISES (NET RENTABLE AREA). Paragraph 1.9 of the Lease is hereby deleted in its entirety and replaced with the following:
     Rentable Area of Demised Premises ("Net Rentable Area"): 44,032 square feet more or less.
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6.   TENANT IMPROVEMENT ALLOWANCE. Paragraph 1.11 of the Lease is hereby deleted in its entirety and replaced with the following: Landlord agrees to carpet and paint the 5th Floor.

7. EXPENSE STOP. Paragraph 1.19 of the Lease is hereby deleted in its entirety and replaced with the following: Building operating costs for calendar year ending December 31, 2001.

8. TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS ("PROPORTIONATE SHARE"). Paragraph 1.10 of the Lease is hereby deleted in its entirety and replaced with the following: Tenant's Proportionate Share of Operating Costs ("Proportionate Share"), seventeen percent (17%).

9. NUMBER OF PARKING SPACES WHICH TENANT SHALL RENT. Paragraph 1.12 of the Lease is hereby deleted in its entirety and replaced with the following:
     Number of Parking Spaces which Tenant shall rent: 74 in the adjacent parking garage, 45 covered and 29 uncovered. Additional spaces in the garage will be made available on an as-available month-to-month basis in the event IMSG would like to lease additional parking spaces. In addition, the Tenant shall lease approximately 100 parking spaces in the surface lot located at 3rd Avenue South and 3rd Street South, depending upon availability.

10. MONTHLY RENTAL FOR PARKING SPACES. Paragraph 1.13 of the Lease is hereby deleted in its entirety and replaced with the following: Monthly Rental for parking spaces: $50.00 per month plus taxes for each covered space, $40.00 per month for each uncovered space plus taxes for each parking space in the adjacent parking garage; and $25.00 per month per space plus taxes, for each space in the surface parking lot (rates subject to change to reflect the rates generally charged by the Landlord).

11. TERM. Paragraph 3.2 and 3.3 of the Lease are hereby deleted in their entirety.

12. RENT. Paragraph 4.5 of the Lease is hereby deleted in its entirety and replaced with the following. The Monthly Rent shall be adjusted, upward only, beginning August 1, 2002 and annually thereafter by the greater of thirty-five cents ($.35), per square foot or by the same percentage that the "Index" (as hereinafter defined) most recently published prior to such anniversary date had increased over the Index on the date of this Lease. For purposes of this Paragraph 4.5, the "Index" means the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W); U.S. City Average (1967=100) as published by the United States Department of Labor, Bureau of Labor Statistics; provided that, in the event the Index shall not be published or shall be discontinued, the most nearly comparable index shall be substituted therefor by Landlord.

13.  TENANT'S SHARE OF OPERATING COSTS. Paragraph 5 is amended to read:

     5.   TENANT'S SHARE OF OPERATING COSTS.

     5.1 In addition to Base Rent, Tenant shall pay Tenant's percentage share as specified in paragraph 5.2(f) of the "Building Operating Costs" (as hereinafter defined), paid or incurred by Landlord in such year in excess of the Building



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          Operating Cost for the Base Year ("Operating Expenses Rent") which shall be the calendar year ending December 31, 2000, which was $7.29 per square foot of Net Rentable Area

          The term "Building Operating Costs" includes:

          (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building, the land, and the roads, walks, plazas, landscaped areas, garages and parking areas, common areas, improvements, and facilities thereon (collectively, the "Property"), or its operation, including, but not limited to, general and special real property taxes and assessments levied or assessed against the Property, personal property taxes or assessments levied or assessed against the Property, and any tax measured by gross rentals received from the Property, together with any reasonable costs incurred by Landlord (including attorney's fees) in contesting any such taxes, assessments or charges; but excluding any net income, capital stock, estate or inheritance taxes imposed by the State or Federal Government or by any agency, branch or department thereof; provided that if at any time during the Term there shall be levied, assessed or imposed on Landlord or the Property by any governmental entity, any general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the rent received under this Lease (except as separately paid to Landlord in accordance with Paragraph 4.6 above) or other lease affecting the Property and/or any license fee, excise or sales tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, and/or transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Property, and/or occupancy, use, per capital or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or the Property, then all such taxes, assessments, levies and charges shall be deemed to be included in the term "Building Operating Costs"; plus


          (b) Operating costs of the Property consisting of any and all reasonable costs incurred by Landlord in repairing, maintaining, insuring, and operating the Property and all personal property of Landlord used in connection therewith, including (without limiting the generality of the foregoing) the following: all light bulbs, heating and air conditioning, water, fuel, refuse, sewer, and telephone); all costs of supplies, materials; all insurance costs (including but not limited to public liability, extended coverage property damage and casualty, business interruption, loss of rents, flood, earthquake, workmen's compensation, with companies and in amounts as determined by Landlord); licenses, permits, inspection fees; costs of striping and paving-parking areas and driveways; painting; repair,



                                     Page 3
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               maintenance and replacement of plumbing, roofing, elevator, HVAC, electrical and other systems; repair, maintenance and replacement (including reasonable reserves for depreciation and replacements) of all improvements, both structural and non-structural; any costs of services of independent contractors, security personnel, trash removal, exterminator, landscaping, parking operations, and maintenance personnel and costs of compensation (including employment taxes and fringe benefits) of all persons who perform management, operation, maintenance, repair and overhaul of the Property and equipment thereon used in connection therewith, including, without limitation, full or part-time building staff, janitors, foremen, window washers, security personnel and gardeners; any costs for contract maintenance of any or all of the above; and all legal, accounting and other professional expenses in connection with the operation of the Property.

     5.1 The Rent Adjustment shall be payable by Tenant to Landlord in accordance with the following:

          (a) Landlord shall notify Tenant of Landlord's estimate of the Rent Adjustment for the twelve (12) succeeding calendar months as soon as reasonably practical. Upon receipt of such notice, Tenant shall pay to Landlord, during each of the succeeding twelve calendar months, one-twelfth (1/12) of the estimated Rent Adjustment. If at any time during a year Landlord determines that its estimate is incorrect by no less than 15%, Landlord may notify Tenant of the revision of such estimate and thereafter for the remainder of such twelve (12) months Tenant shall pay estimated Rent Adjustment based upon such revision. On or before March 15 of each calendar year, Landlord shall deliver to Tenant the actual statement of the amount of Building Operating Costs for the preceding calendar year as well as Tenant's actual Rent Adjustment based thereon. Any adjustments payable by Tenant, as shown on such final statement, or any reduction in amount previously paid by Tenant, shall be paid by, or reimbursed to, Tenant, within fifteen (15) days from receipt of such statement.

          (b) In the event the current year Building Operating Costs exceed the Building Operating Costs for the prior year by ten percent (10%), Tenant shall have the right, at Tenant's expense, to perform by June 30 of any year an audit of the Building Operating Costs of the preceding calendar year as well as the calculations of Tenant's Proportionate Share thereof. Landlord shall, on Tenant's written request, provide to Tenant copies of and make available to Tenant for inspection at Landlord's offices and at Tenant's option for audit, Landlord's invoices, bills and cancelled checks pertaining to Building Operating Costs for the Building. If Landlord fails to deliver a statement of the amounts owing by Tenant for Building Operating Costs for any calendar year within six (6) months following the



                                     Page 4

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                    end of such year, Landlord shall be deemed to have waived
                    collection of such amounts for that year.

               (c) In the event that Tenant shall fail to object prior to June 30 any amounts set forth in the Statement of Rent Adjustment delivered by Landlord, said statement shall be deemed binding, conclusive and final on all parties.

               (d) Notwithstanding anything to the contrary hereinabove, Landlord's failure to timely deliver said notice and statements to Tenant shall not constitute a waiver by Landlord nor a defense by Tenant toward payment of amounts required to be paid to Landlord after receipt of written notice of said amounts by Tenant. In the event Landlord delivers said statement after March 15, the June 30 objection date shall be extended by a like amount of time.

               (e) If this Lease shall commence on any day other than the first day of a month or terminate on a day other than the last day of a month, the amount of any Rent Adjustment payable by Tenant for the month in which this Lease commences or terminates shall be equitably prorated and shall be due and payable within thirty (30) days of such commencement or termination.

               (f) Tenant's Proportionate Share of the Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Building as set forth in Section 1.1 of the Lease. Notwithstanding any provision of this paragraph to the contrary, if the Building is less than ninety-five percent (95%) leased and/or occupied during any calendar year, including the Base Year for the purposes of determining Base Year Operating Expenses, appropriate adjustments shall be so that Operating Expense Rent shall be computed for such year as though 95% of the Building had been leased and occupied during such year.

14. The Landlord and Tenant agree to share conference rooms and the Boardroom on the 16th and 17th floors of the Bankers Financial Center based upon availability; scheduling to be handled by Landlord and/or Tenant based on locus of control.

15. Except as set forth herein, the Lease as herein amended remains in full force and effect in accordance with its terms and provisions; and Landlord and Tenant do hereby ratify, adopt, and confirm its terms and provisions, and its terms and provisions shall remain in full force and effect.

16. The Lease as herein amended is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their


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    officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Lease as herein amended. No representations, understandings or agreements have been made or relied upon in the making of this First Amendment other than set forth herein.

17. Landlord and Tenant agree that should any provision in this First Amendment disagree with or conflict with any provisions in the Lease as herein amended, the provisions in this First Amendment will control.

18. Capitalized terms used in this First Amendment unless otherwise defined in this First Amendment shall have the respective meanings ascribed to them in the Lease.

19. Tenant agrees to contribute $1,537.50 per month towards the cost of the Looper service, a transportation system operated in downtown St. Petersburg by the City of St Petersburg.

    IN WITNESS WHEREOF, the Landlord and Tenant have executed this First Amendment of Lease as of the day and year first above written.

WITNESSES AS TO LANDLORD:          LANDLORD
                                   BANKERS INSURANCE COMPANY

/s/ [illegible]
-------------------------
                                   By:   /s/ [illegible]
                                         --------------------------
-------------------------
                                   Name: /s/ [illegible]
                                         --------------------------

                                   Its:  Vice President
                                         --------------------------

                                   Date:    8-23-01
                                         --------------------------


WITNESSES AS TO TENANT:            TENANT
                                   INSURANCE MANAGEMENT SOLUTIONS
                                   GROUP, INC.
/s/ Gail Basile
-----------------------
                                   By:   /s/ Robert G. Gantley
    Gail Basile                          --------------------------
-----------------------
                                   Name: /s/ Robert G. Gantley
                                         --------------------------

                                   Its:  Chief Operating Officer
                                         --------------------------

                                   Date:    8/21/01
                                         --------------------------




                                     Page 6
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                                  Diagram of:

                            BANKERS FINANCIAL CENTER
                                   2nd FLOOR

                                  Diagram of:

                            BANKERS FINANCIAL CENTER
                                   5th FLOOR
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                                  Diagram of:

                            BANKERS FINANCIAL CENTER
                                   6th FLOOR
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                                  Diagram of:

                            BANKERS FINANCIAL CENTER
                                   16th FLOOR
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                                  Diagram of:

                            BANKERS FINANCIAL CENTER
                                   17th FLOOR